UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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HEALTH CARE REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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HEALTH CARE REIT, INC.
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
and
PROXY STATEMENT
Meeting Date
May 4, 2006

YOUR VOTE IS IMPORTANT!
You are urged to sign, date, and return your proxy in the enclosed envelope.

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2006
To The Stockholders of Health Care REIT, Inc.:
      The Annual Meeting of Stockholders of Health Care REIT, Inc. will be held on May 4, 2006 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:

1.	The election of three Directors for a term of three years;

2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2006; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders of record at the close of business on March 10, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary
Toledo, Ohio
March 23, 2006
      PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. In lieu of mailing your proxy card, you may choose to submit a proxy via the Internet or by telephone by following the procedures provided on your proxy card. The proxy may be revoked by you at any time, and giving your proxy will not affect your right to vote in person if you attend the Annual Meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL
VOTING SECURITIES OUTSTANDING
PROPOSAL 1 -- ELECTION OF THREE DIRECTORS
BOARD AND COMMITTEES
COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
REMUNERATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE AUDIT COMMITTEE
VOTING PROCEDURES
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2007 ANNUAL MEETING

HEALTH CARE REIT, INC.
One SeaGate
Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
May 4, 2006
GENERAL
      This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the “Company”) by its Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to be held on Thursday, May 4, 2006 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to elect three Directors, ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated or the appropriate procedures for submitting a proxy via the Internet or by telephone are followed, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing a written revocation with the Senior Vice President-Administration and Corporate Secretary of the Company, by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Senior Vice President-Administration and Corporate Secretary of the Company.
      The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies in writing or by telephone, electronically, by personal interview, or by other means of communication. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Mellon Investor Services LLC to solicit proxies for a fee not to exceed $5,500, plus expenses and other customary charges.
      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of voting securities outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting.
      The executive offices of the Company are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was March 31, 2006. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE ON OUR WEB SITE AT www.hcreit.com OR MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SENIOR VICE PRESIDENT-ADMINISTRATION AND CORPORATE SECRETARY, HEALTH CARE REIT, INC., AT THE ABOVE MAILING ADDRESS.

VOTING SECURITIES OUTSTANDING
      As of March 10, 2006, the Company had outstanding 58,641,267 shares of common stock, $1.00 par value per share. The common stock constitutes the only class of voting securities of the Company entitled to vote at the Annual Meeting. Stockholders of record at the close of business on March 10, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.
PROPOSAL 1 — ELECTION OF THREE DIRECTORS
      The Company’s By-Laws provide that the Board of Directors shall have nine members unless changed by the Board. The By-Laws also provide that the number of Directors will be automatically reduced upon the resignation, death or removal of a member and automatically increased when a replacement is appointed. In November 2005, the Board was reduced from nine members to eight members due to the death of Bruce G. Thompson, formerly a Class III Director. The Board is divided into three classes: Class I, Class II and Class III. The Directors are elected to serve for a three-year term and until the election and qualification of their respective successors.
      Proxies received will be voted to elect the three Class II Directors named below to serve for a three-year term and until their respective successors are elected and qualified or until their earlier resignation or removal. If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The proxy solicited hereby will not be voted to elect more than three Directors.
CLASS II
Directors to be Elected
      Pier C. Borra, age 66. Mr. Borra is Chairman and Chief Executive Officer of CORA Health Services, Inc. (outpatient rehabilitation services), a position he has held since January 1998. Mr. Borra has served as a Director of the Company since 1991 and is a member of the Board’s Compensation, Investment and Planning Committees.
      George L. Chapman, age 58. Mr. Chapman is Chairman and Chief Executive Officer of the Company, positions he has held since October 1996, and served as President of the Company from September 1995 to May 2002. From January 1992 to September 1995, Mr. Chapman served as Executive Vice President and General Counsel of the Company. Mr. Chapman has served as a Director of the Company since 1994 and is a member of the Board’s Executive, Investment and Planning Committees.
      Sharon M. Oster, age 57. Ms. Oster is Professor of Management and Entrepreneurship, Yale University School of Management. Ms. Oster has served as a Director of the Company since 1994 and is a member of the Board’s Audit, Investment and Planning Committees.
      THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES. The three nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.
CLASS III
Directors Whose Terms Continue (1)
      Thomas J. DeRosa, age 48. Mr. DeRosa is the former Vice-Chairman and Chief Financial Officer of The Rouse Company (real estate development and operations), a position he held from September 2002 until November 2004 when The Rouse Company merged with General Growth Properties, Inc. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank and Alex. Brown & Sons (Deutsche Bank AG), including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing

Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. Mr. DeRosa has served as a Director of the Company since 2004 and is a member of the Board’s Audit, Investment, Nominating/Corporate Governance and Planning Committees.
      Jeffrey H. Donahue, age 59. Mr. Donahue is President and Chief Executive Officer of The Enterprise Social Investment Corporation (provider of affordable housing), a position he has held since January 2003. Mr. Donahue was Executive Vice President and Chief Financial Officer of The Rouse Company (real estate development and operations) from December 1998 to September 2002. He has served as a Director of the Company since 1997 and is a member of the Board’s Compensation, Investment and Planning Committees.
CLASS I
Directors Whose Terms Continue (2)
      William C. Ballard, Jr., age 65. Mr. Ballard is Of Counsel to Greenebaum Doll & McDonald PLLC (law firm), a position he has held since 1992. From 1970 to 1992, Mr. Ballard was Executive Vice President, Chief Financial Officer and Director of Humana Inc. (provider of integrated health care services). Mr. Ballard also serves as a Director of UnitedHealth Group Incorporated (managed care company). Mr. Ballard has served as a Director of the Company since 1996 and is a member of the Board’s Compensation, Executive, Investment, Nominating/Corporate Governance and Planning Committees.
      Peter J. Grua, age 52. Mr. Grua is a Managing Partner of HLM Venture Partners (registered investment adviser), an affiliate of HLM Management Company, Inc., where he has held various positions since 1992. Mr. Grua also serves as a Director of Renal Care Group, Inc. (specialized dialysis services company) and DrugMax, Inc. (specialty pharmacy and drug distribution provider). Mr. Grua has served as a Director of the Company since 1999 and is a member of the Board’s Executive, Investment, Nominating/Corporate Governance and Planning Committees.
      R. Scott Trumbull, age 57. Mr. Trumbull is Chairman and Chief Executive Officer of Franklin Electric Co., Inc. (manufacturer of electric motors), a position he has held since January 2003. From October 2001 through December 2002, Mr. Trumbull was Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc. (manufacturer of glass and plastic packaging products). From 1993 to October 2001, Mr. Trumbull served as Executive Vice President, International Operations & Corporate Development of Owens-Illinois, Inc. Mr. Trumbull has served as a Director of the Company since 1999 and is a member of the Board’s Audit, Investment and Planning Committees.

(1)	The terms of Messrs. DeRosa and Donahue expire in 2007.

(2)	The terms of Messrs. Ballard, Grua and Trumbull expire in 2008.
BOARD AND COMMITTEES
Independence and Meetings
      The Board has adopted Corporate Governance Guidelines that meet the listing standards adopted by the New York Stock Exchange and a Code of Business Conduct and Ethics that meets the New York Stock Exchange’s listing standards and complies with the rules of the Securities and Exchange Commission. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.
      Pursuant to the Corporate Governance Guidelines, the Board undertook a review of Director independence in January 2006. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent.

      The Board determined that other than Mr. Chapman, all of the Directors of the Company (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua and Trumbull) meet the specific minimum independence requirements of the New York Stock Exchange. The Board also determined that, other than Mr. Chapman, all of the Directors of the Company (Ms. Oster and Messrs. Ballard, Borra, DeRosa, Donahue, Grua and Trumbull) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are therefore independent under the general independence standards of the New York Stock Exchange and the Corporate Governance Guidelines.
      In evaluating the independence of Mr. Borra, the Board considered Mr. Borra’s former relationship with a customer of the Company. Mr. Borra held a small interest in the customer and served as one of its directors until 2001. The Board determined that this prior relationship was not material to Mr. Borra, the Company, or the customer from a financial perspective or otherwise. With respect to Mr. DeRosa, the Board considered Mr. DeRosa’s former employment relationship with Deutsche Bank and its affiliates from 1992 to 2002 and that Mr. DeRosa received a deferred payment in 2005 from Deutsche Bank relating to services provided in the past. Although Deutsche Bank provided investment banking services to the Company during this period, and continues to provide such services, the Board determined that this prior relationship is not material to Mr. DeRosa, the Company, or Deutsche Bank because Mr. DeRosa has not been affiliated with Deutsche Bank since 2002. The Board has determined that these former relationships will not affect the ability of Mr. Borra or Mr. DeRosa to exercise independent judgment.
      The Board also determined that all of the members of the Audit Committee (Ms. Oster and Messrs. DeRosa and Trumbull) are independent under the above standards and under the separate independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Additionally, the Board determined that all of the members of the Compensation Committee (Messrs. Ballard, Borra and Donahue) are independent, non-employee and outside directors, as the case may be, under the rules of the New York Stock Exchange, Securities and Exchange Commission and Internal Revenue Service. Finally, the Board determined that all of the members of the Nominating/Corporate Governance Committee (Messrs. Ballard, DeRosa and Grua) are independent under the rules of the New York Stock Exchange.
      The Board also determined that two of the three Directors nominated for election at the Annual Meeting (Mr. Borra and Ms. Oster) are independent from the Company and its Management under the standards set forth in the Corporate Governance Guidelines.
      The Board met four times during the year ended December 31, 2005. It is our policy to schedule a meeting of the Board on the date of the annual meeting of stockholders and all of our Directors are encouraged to attend that meeting. All of our Directors attended last year’s annual meeting of stockholders.
      The Board has standing Audit, Executive, Compensation, Investment, Nominating/Corporate Governance and Planning Committees. In 2005, all incumbent Directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served.
      Executive sessions of non-Management Directors are held after regularly scheduled meetings of the Board and an executive session of independent Directors is held at least once each year. The presiding Director of these executive sessions is the Chair of the Nominating/Corporate Governance Committee, currently Mr. Ballard.
Audit Committee
      The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review Management’s evaluation of the adequacy of the Company’s system of internal control over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. The members of the Audit Committee are Ms. Oster and Messrs. DeRosa and Trumbull, with Ms. Oster serving as Chair. The Audit Committee met six times during the year ended December 31, 2005.

      The Audit Committee is comprised solely of Directors who are not officers or employees of the Company and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. Additionally, the Board determined that no member of the Committee has any material relationship with the Company that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the Securities and Exchange Commission and the New York Stock Exchange. See “Independence and Meetings” above for a discussion of independence determinations.
      The Board, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Trumbull is the designated “audit committee financial expert” on the Audit Committee.
      The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.
Compensation Committee
      The Compensation Committee is responsible for determining the nature and amount of compensation for Executive Officers. The members of the Compensation Committee are Messrs. Ballard, Borra and Donahue, with Mr. Borra serving as Chair. The Compensation Committee met four times during the year ended December 31, 2005. The Compensation Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475. See “Remuneration — Report of the Compensation Committee” for additional information regarding the Compensation Committee.
Executive Committee
      The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) between meetings of the Board. The Executive Committee is also responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee. The members of the Executive Committee are Messrs. Ballard, Chapman and Grua. The Executive Committee did not meet during the year ended December 31, 2005.
Investment Committee
      The function of the Investment Committee is to review and approve the Company’s investments in health care and senior housing properties. During the year ended December 31, 2005, the Investment Committee met four times. Each member of the Board is a member of the Investment Committee. The Executive Committee is responsible for reviewing and approving the Company’s investments between meetings of the Investment Committee.
Nominating/Corporate Governance Committee
      Responsibilities and Members. The Nominating/Corporate Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board, to make nominations to fill vacancies on the Board and to select the nominees for the Directors to be elected by our stockholders at each annual meeting. In addition, the Committee is responsible for evaluating, implementing and overseeing the standards and guidelines for the governance of the Company, including monitoring compliance with those standards and guidelines, as well as evaluating the performance of the Board. The members of the Nominating/Corporate Governance Committee are Messrs. Ballard, DeRosa and Grua, with Mr. Ballard serving as Chair. The Nominating/Corporate Governance Committee met twice during the year ended December 31, 2005.
      The Committee is comprised solely of Directors who are not officers or employees of the Company. The Board has determined that no member of the Committee has any material relationship with the Company that might interfere with the member’s exercise of his independent judgment. The Board has also determined that each member meets the standards of independence established by the New York Stock Exchange.
      The Nominating/Corporate Governance Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Company’s Web site at www.hcreit.com and from the Company upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.
      Consideration of Director Nominees. The Board believes that a nominee for Director should be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, Directors and nominees for Director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound business judgment and should have high personal and professional ethics, strength of character, integrity and values. Also, Directors and nominees for Director should be available and willing to attend regularly scheduled meetings of the Board and its committees and otherwise able to contribute a reasonable amount of time to our affairs, with participation on other boards of directors encouraged to provide breadth of experience to the Board. The age at the time of election of any nominee for Director should be such to assure a minimum of three years of service as a Director.
      In identifying and evaluating nominees for Director, the Committee first looks at the overall size and structure of the Board each year to determine the need to add or remove Directors. Second, taking into consideration the characteristics mentioned above, the Committee determines if there are any specific qualities or skills that would complement the existing strengths of the Board.
      The Committee uses multiple sources for identifying and evaluating nominees for Directors, including referrals from current Directors and Management, and may seek input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the résumé and qualifications of each candidate and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, the Committee will obtain such background and reference checks as it deems necessary, and the Chair of the Committee and the Chairman of the Board will interview qualified candidates. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the other members of the Committee. If the candidate is approved by the Committee, the candidate will have an opportunity to meet with the remaining Directors and the senior Management team. At the end of this process, if the Committee determines that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then recommend to the Board that the candidate stand for election by the stockholders or fill a vacancy or newly created position on the Board.
      The Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Committee in care of the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475. To be considered by the Committee for inclusion in the Company’s proxy materials for the 2007 Annual Meeting, stockholder nominations must be submitted by November 23, 2006 and must be accompanied by: (1) the name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last five years and a description of the qualifications of the nominee; (3) the class or series and number of shares of our stock that are owned beneficially or of record by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of Directors under Regulation 14A of the Securities Exchange Act of 1934, as amended, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the stockholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other stockholder known to be supporting the nominee; and (2) the class or series and number of shares of our stock that are owned beneficially or of record by the stockholder making the nomination and by any other supporting stockholders. Nominees for Director who are recommended by stockholders will be evaluated in the same manner as any other nominee for Director.
      In addition, the By-Laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Those procedures include, but are not limited to, making the nomination by written notice and delivering it to our Senior Vice President-Administration and Corporate Secretary not more than 120 days prior to the meeting and not less than 45 days before the date on which the Company first mailed or otherwise gave notice for the prior year’s annual meeting of stockholders.
      We may require that the proposed nominee furnish other information as we may reasonably request to assist in determining the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.
Planning Committee
      The function of the Planning Committee is to assist Management with identifying strategic opportunities for the Company. The Planning Committee met once during the year ended December 31, 2005. Each member of the Board is a member of the Planning Committee.
COMMUNICATIONS WITH THE BOARD
      Stockholders and other parties interested in communicating with the Board of Directors or any specific Directors, including the presiding Director of executive sessions, or the non-employee Directors as a group, may do so by writing to the Board of Directors, Health Care REIT, Inc., One SeaGate, Suite 1500, P. O. Box 1475, Toledo, Ohio 43603-1475. The Nominating/Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Senior Vice President-Administration and Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of the correspondence (with copies of the correspondence attached) that, in the opinion of the Senior Vice President-Administration and Corporate Secretary, relates to the functions of the Board or committees thereof or that she otherwise determines requires their attention (for example, if the communication received relates to questions, concerns or complaints regarding accounting, internal control over financial reporting and auditing matters, it will be summarized and forwarded to the Chair of the Audit Committee for review). Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.
EXECUTIVE OFFICERS
      The following information is furnished as to the Executive Officers of the Company:
      George L. Chapman, age 58. Mr. Chapman has served as Chairman and Chief Executive Officer of the Company since October 1996 and served as President of the Company from September 1995 to May 2002. As described above, since 1992, Mr. Chapman has served in various executive capacities with the Company.
      Raymond W. Braun, age 48. Mr. Braun has served as President of the Company since May 2002 and served as Chief Financial Officer of the Company from July 2000 to March 2006. Since January 1993, Mr. Braun has served in various capacities, including Chief Operating Officer, Executive Vice President, Assistant Vice President and Assistant General Counsel of the Company.
      Charles J. Herman, Jr., age 40. Mr. Herman has served as Executive Vice President and Chief Investment Officer of the Company since March 2006. Mr. Herman served as Vice President and Chief Investment Officer of the Company from May 2004 to March 2006 and served as Vice President of Operations from August 2000 to May 2004. From 1998 to August 2000, Mr. Herman was a founding member and President of Herman/Turner Group, LLC, a health care consulting company. Prior to that date, Mr. Herman was a founder and Chief Operating Officer of Capital Valuation Group, a health care consulting firm founded in 1991.

      Jeffrey H. Miller, age 46. Mr. Miller has served as Executive Vice President and General Counsel of the Company since March 2006 and served as Vice President and General Counsel of the Company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the real estate practice group of the law firm of Shumaker, Loop & Kendrick, LLP.
      Scott A. Estes, age 35. Mr. Estes has served as Senior Vice President and Chief Financial Officer of the Company since March 2006 and served as Vice President of Finance of the Company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Research Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.
      Erin C. Ibele, age 44. Ms. Ibele has served as Senior Vice President-Administration and Corporate Secretary of the Company since March 2006 and served as Vice President-Administration and Corporate Secretary of the Company from January 1993 to March 2006. Since 1986, Ms. Ibele has served in various capacities with the Company.
      Michael A. Crabtree, age 49. Mr. Crabtree has served as Vice President and Treasurer of the Company since March 2006 and served as Treasurer from July 2000 to March 2006. Mr. Crabtree served as Controller of the Company from 1996 to September 2002. From July 1993 to July 1996, Mr. Crabtree was Chief Financial Officer of Westhaven Services Co., a provider of pharmaceutical services to nursing homes.
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
      The table below sets forth, as of March 10, 2006, unless otherwise specified, certain information with respect to the beneficial ownership of the Company’s shares of common stock by each person who is a Director of the Company, each Named Executive Officer (as defined below in the section “Remuneration — Compensation of Executive Officers”), and the Directors and Executive Officers of the Company as a group. Unless noted below, each person has sole voting and investment power regarding the Company’s shares. Also, unless noted below, the beneficial ownership of each person represents less than 1% of the outstanding shares of common stock of the Company.

	Common Stock

			Total Shares
	Shares Held	Options Exercisable	Beneficially
Name of Beneficial Owner	of Record(1)	Within 60 Days	Owned(2)

William C. Ballard, Jr.	25,307	10,000	35,307	(3)
Pier C. Borra	64,009	0	64,009
Raymond W. Braun	112,851	49,932	162,783	(4)
George L. Chapman	248,695	89,425	338,120	(5)
Thomas J. DeRosa	4,607	6,667	11,274
Jeffrey H. Donahue	16,757	4,999	21,756
Scott A. Estes	15,023	3,034	18,057
Peter J. Grua	17,007	1,666	18,673
Charles J. Herman, Jr.	37,584	9,253	46,837
Jeffrey H. Miller	11,856	628	12,484
Sharon M. Oster	12,007	10,000	22,007
R. Scott Trumbull	30,870	1,666	32,536
All Directors and Executive Officers as a group (14 persons)	680,397	230,636	911,033	(6)

(1)	Includes all restricted shares granted under the Company’s 1995 Stock Incentive Plan, Stock Plan for Non-Employee Directors or 2005 Long-Term Incentive Plan beneficially owned by such Directors and Named Executive Officers and all Directors and Executive Officers as a group as of March 10, 2006.

(2)	Does not include 1,918 deferred stock units granted to each non-employee Director in 2006. The deferred stock units are converted into shares of common stock in three equal installments on the first three anniversaries of the date of grant. See “Remuneration — Compensation of Directors.”

(3)	Mr. Ballard’s total shares beneficially owned include 5,000 shares owned by his spouse.

(4)	Mr. Braun’s total shares beneficially owned include 37,698 shares owned by his spouse’s revocable trust.

(5)	Mr. Chapman’s total shares beneficially owned include 10,105 shares held in his sons’ names.

(6)	Total beneficial ownership represents 1.55% of the outstanding shares of common stock of the Company.
      Based upon filings made with the Securities and Exchange Commission in 2006, the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s common stock at March 10, 2006 are as follows:

			Percent of
	Common Stock		Outstanding
Beneficial Owner	Beneficially Owned		Common Stock(3)

Cohen & Steers Capital Management, Inc.	4,955,625	(1)	8.45%
280 Park Avenue, 10th Floor New York, NY 10017

Barclays Global Investors, NA	4,790,244	(2)	8.17%
45 Fremont Street San Francisco, CA 94105

(1)	Includes 4,918,625 shares over which Cohen & Steers Capital Management, Inc., a wholly-owned subsidiary of Cohen & Steers, Inc., has sole voting power and 4,955,625 shares over which it has sole dispositive power. Cohen & Steers Capital Management, Inc. and Cohen & Steers, Inc. made a joint filing with the Securities and Exchange Commission.

(2)	Includes 385,642 shares beneficially owned by Barclays Global Fund Advisors and 218,496 shares beneficially owned by Barclays Global Investors, Ltd. In the aggregate, Barclays Global Investors, NA and these related parties have sole voting power over 4,283,852 shares and sole dispositive power over 4,790,244 shares.

(3)	The percentages set forth in the filings of these beneficial owners have been revised to reflect their percentage ownership as of March 10, 2006.
Section 16(a) Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and Executive Officers, and persons who own beneficially more than 10% of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 2005.
REMUNERATION
Compensation of Executive Officers
      The table below presents the total compensation awarded to, earned by, or paid to the Chief Executive Officer and the four other most highly compensated Executive Officers of the Company who were serving at the end of 2005, and whose total annual salary and bonus exceeded $100,000 (together with the Chief Executive Officer, the “Named Executive Officers”) during 2003, 2004 and 2005. Long-Term Compensation consists of an aggregate of 52,228 shares of restricted stock and stock options to purchase 108,979 shares, which were granted on January 23, 2006 to the Named Executive Officers for performance during the fiscal year ended December 31, 2005.
Summary Compensation Table

					Long-Term Compensation

					Restricted	Securities
		Annual Compensation			Stock	Underlying
Name and					Awards	Options	All Other
Principal Position	Year	Salary ($)		Bonus ($)	($)(1)	(#)	Compensation ($)

George L. Chapman	2005	$516,204		$619,445	$900,017	56,983	$128,036	(2)
Chairman and	2004	496,350		518,189	868,303	23,198	140,878
Chief Executive Officer	2003	481,893		534,667	950,109	42,262	137,075

Raymond W. Braun	2005	325,000		357,500	393,762	24,930	77,565	(3)
President	2004	285,402		273,130	374,297	10,000	83,570
	2003	277,089		281,814	408,847	18,187	82,094

Charles J. Herman, Jr.	2005	238,644		301,684	353,758	10,684	28,000	(4)
Executive Vice President and	2004	218,545		259,289	133,276	3,561	28,000
Chief Investment Officer	2003	212,180		165,058	149,558	6,653	28,000

Jeffrey H. Miller	2005	239,200		168,520	129,393	8,191	19,583	(5)
Executive Vice President and	2004	115,000	(6)	62,273	117,476	3,139	0
General Counsel	2003	N/A		N/A	N/A	N/A	N/A

Scott A. Estes	2005	170,100		102,060	129,393	8,191	26,005	(7)
Senior Vice President and	2004	141,750		76,758	117,476	3,139	5,592
Chief Financial Officer	2003	91,558	(8)	100,000	339,970	6,015	0

(1)	The restricted stock awards vest ratably over five years. The restricted stock awards set forth in the table are valued at the time of grant. The table below shows the aggregate number of shares of restricted stock held at December 31, 2005 plus those granted on January 23, 2006 for performance during the fiscal year ended December 31, 2005. The value of the restricted stock held at December 31, 2005 is calculated by multiplying the number of shares thereof by the closing market price of $33.90 on the last trading day of 2005, and the value of the restricted stock granted on January 23, 2006 is calculated by multiplying the number of shares thereof by the grant date value of $36.50. Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of the Company. Such dividends are not included in the Summary Compensation Table.

				Value of
				January 23, 2006
	Number of Shares of	Value of Restricted	Restricted Stock	Restricted Stock
	Restricted Stock at	Stock at	Grants on	Awards at Time
	December 31, 2005	December 31, 2005	January 23, 2006	of Grant

George L. Chapman	79,721	$2,702,542	24,658	$900,017
Raymond W. Braun	37,708	1,278,301	10,788	393,762
Charles J. Herman, Jr.	12,552	425,513	9,692	353,758
Jeffrey H. Miller	8,296	281,234	3,545	129,393
Scott A. Estes	10,420	353,238	3,545	129,393

(2)	“All Other Compensation” includes $28,000 that is estimated to be contributed in connection with the Company’s Retirement Plan and Trust (“RPT”), $5,100 of term life insurance premiums paid by the Company on behalf of Mr. Chapman in 2005 and $94,936 of principal otherwise payable to the Company that was forgiven in 2005 pursuant to the terms of the Company’s Executive Loan Program (“ELP”) established in connection with the 1995 Stock Incentive Plan. See “Certain Relationships and Related Transactions — Executive Loan Program.”

(3)	“All Other Compensation” includes $28,000 that is estimated to be contributed in connection with the RPT, $2,260 of term life insurance premiums paid by the Company on behalf of Mr. Braun in 2005 and $47,305 of principal otherwise payable to the Company that was forgiven in 2005 pursuant to the terms of the ELP. See “Certain Relationships and Related Transactions — Executive Loan Program.”

(4)	“All Other Compensation” includes $28,000 that is estimated to be contributed in connection with the RPT.

(5)	“All Other Compensation” includes $19,583 that is estimated to be contributed in connection with the RPT.

(6)	Mr. Miller joined the Company as Vice President and General Counsel in July 2004 at an annual base salary of $230,000.

(7)	“All Other Compensation” includes $26,005 that is estimated to be contributed in connection with the RPT.

(8)	Mr. Estes joined the Company as Vice President of Finance in April 2003 at an annual base salary of $135,000.
Employment Agreements
      The Company and Mr. Chapman have entered into an employment agreement that expires January 31, 2009, subject to optional successive three-year renewal terms. Mr. Chapman serves as the Company’s Chairman and Chief Executive Officer. Mr. Chapman’s annual base salary was increased to $536,852, effective January 1, 2006, and he is eligible for discretionary annual bonuses and stated fringe benefits. If Mr. Chapman is terminated without cause, he would receive severance pay for the remaining term of the agreement or for 24 months, whichever is greater. If he resigns during the 12 months following a “change in corporate control” (as defined in the employment agreement), he would receive severance pay for 36 months. These severance benefits would be made in a series of monthly payments, in an amount equal to one-twelfth of the sum of his annual base salary and the greater of the average of his annual bonuses for the two fiscal years immediately preceding the termination or change in corporate control or a minimum bonus equal to 60% of his annual base salary. At Mr. Chapman’s election, the Company may instead be required to make an immediate lump sum payment equal to the present value of such monthly payments, calculated using a discount rate equal to the interest rate on 90-day Treasury Bills reported at the date the election is delivered. Mr. Chapman’s stock option and restricted stock awards under the 1995 Stock Incentive Plan and 2005 Long-Term Incentive Plan would become vested and immediately exercisable in the event of a change in corporate control, or upon his death, disability or termination without cause. In addition, if it is determined that any payment by the Company to Mr. Chapman would be a golden parachute subject to excise tax, the amount of the payments to him would be increased to cover such excise tax.
      The Company has entered into similar employment agreements with certain other Executive Officers of the Company, including each of the Named Executive Officers other than Mr. Chapman, that expire January 31, 2007, and provide for optional successive two-year renewal terms, minimum annual salaries, stated benefits, and severance payments in the event of a termination without cause or a change in corporate control. If any such Executive Officer is terminated without cause, he or she would receive severance pay for the remaining term of the agreement or for 12 months, whichever is greater. If any such Executive Officer resigns during the 12 months following a “change in corporate control” (as defined in the employment agreement), he or she would receive severance pay for 24 months. In addition, if it is determined that any payment by the Company to any such Executive Officer would be a golden parachute subject to excise tax, the amount of the payments to him or her would be increased to cover such excise tax.
      For those Executive Officers who have an employment agreement with the Company, if any amounts forgiven under the Executive Loan Program are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the Executive Officers consistent with the formula set forth in the Executive Officer’s then current employment agreement with respect to excise taxes, if any. See “Certain Relationships and Related Transactions — Executive Loan Program” below for additional information about these loans.

2005 Long-Term Incentive Plan
      The Company’s 2005 Long-Term Incentive Plan authorizes the Compensation Committee of the Board to grant eligible non-employee Directors, officers and key employees of the Company awards consisting of options to purchase shares of common stock, stock appreciation rights, dividend equivalent rights, shares of restricted stock, performance shares, or other stock unit awards. The Compensation Committee has the discretion to select the particular officers and key employees who will receive awards.
Option Grants
      The table below provides information regarding options to purchase shares of common stock granted to the Named Executive Officers. These option grants consist of stock options to purchase 108,979 shares that were granted on January 23, 2006 to the Named Executive Officers for performance during the fiscal year ended December 31, 2005.

	Number of	Percent of
	Shares	Total Options
	Underlying	Granted to	Exercise
	Options	Employees	or Base		Grant
	Granted	in Fiscal	Price	Expiration	Date
Name	(#)(1)(2)	Year(3)	($/SH)	Date	Value($)(4)

George L. Chapman	56,983	37%	$36.50	1/23/16	$300,000
Raymond W. Braun	24,930	16%	36.50	1/23/16	131,250
Charles J. Herman, Jr.	10,684	7%	36.50	1/23/16	56,246
Jeffrey H. Miller	8,191	5%	36.50	1/23/16	43,122
Scott A. Estes	8,191	5%	36.50	1/23/16	43,122

(1)	All of the options granted vest in five substantially equal installments commencing in January 2007 and ending in January 2011.

(2)	Approximately 19.5% of the options granted to each Named Executive Officer include dividend equivalent rights (“DERs”), which entitle the holder to receive cash payments equal to the dividends paid on shares of the Company’s common stock for each dividend payment date between the date the options were granted and the date the options are exercised or expire. Such DERs will be paid out in cash only after the corresponding option has become vested.

(3)	Option grants consist of stock options to purchase 155,462 shares that were granted on January 23, 2006 to eligible officers and key employees of the Company, including the Named Executive Officers, for performance during the fiscal year ended December 31, 2005.

(4)	The options were granted on January 23, 2006 and the Black-Scholes option valuation methodology was used based on estimates as of such date. In using such methodology, the following assumptions were used: risk-free interest rate of 4.35%, dividend yields of 6.79%, expected lives of five years, and expected volatility of 20.3%. The fair value of options with DERs also includes the net present value of projected future dividend payments over the expected life of the option discounted at the dividend yield rate. The actual value, if any, that a Named Executive Officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised, and for those options that include DERs, the total dividends paid by the Company. There is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by this calculation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table provides information regarding option exercises with respect to shares of common stock by each of the Named Executive Officers and the values of such Named Executive Officers’ unexercised options:

	Shares		Number of Shares Underlying		Value of Unexercised
	Acquired		Unexercised Options		In-The-Money Options
	on	Value	at Fiscal Year End(2)		at Fiscal Year End(2)(3)
	Exercise	Realized
Name	(#)	($)(1)	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)

George L. Chapman	97,398	$1,070,717	90,453	154,644	$1,023,250	$837,907
Raymond W. Braun	63,156	895,423	42,138	80,266	511,473	477,143
Charles J. Herman, Jr.	26,880	317,522	22,331	37,020	278,985	242,047
Jeffrey H. Miller	0	0	0	3,139	0	0
Scott A. Estes	0	0	1,203	7,951	0	0

(1)	Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(2)	Options at fiscal year end do not include stock options to purchase 108,979 shares that were granted on January 23, 2006 to the Named Executive Officers for performance during the fiscal year ended December 31, 2005.

(3)	Calculated based on the closing market price of $33.90 on the last trading day of 2005 multiplied by the number of applicable shares covered by in-the-money options, less the total exercise price for such shares.
Supplemental Executive Retirement Plan
      Effective January 1, 2001, the Compensation Committee of the Board of Directors adopted a Supplemental Executive Retirement Plan (the “SERP”), a non-qualified defined benefit pension plan that provides certain executives selected by the Compensation Committee with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under the Company’s tax-qualified 401(k) Profit Sharing Plan because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986, as amended.
      The SERP benefit is designed to provide a benefit payable at retirement at age 65 or older equal to 35% of the participant’s average compensation at retirement, offset by the actuarial equivalent of the benefit provided by the Company’s qualified plan. Since the SERP benefit accrues over the career of the participant, if the participant retires before his or her 65th birthday, the benefit will be subject to a reduction for proration of length of participation and a further reduction based upon the number of months the participant’s retirement occurs prior to his or her 65th birthday. Average compensation is defined under the SERP to mean the average of the three highest years of salary and bonus compensation considering all years completed prior to the date of retirement.
      The actuarial equivalent of the benefit provided by the Company’s qualified plan represents the value of Company contributions to the participant’s qualified retirement plan accounts projected to age 65 and expressed as a monthly benefit payable for life. The projected value of Company contributions is determined by using all contributions made on behalf of the participant for plan years completed prior to the date of retirement and a 7.5% interest rate compounded annually.
      In the event of a change in control of the Company, if the employment of the chief executive officer of the Company is terminated, either voluntarily or involuntarily for any reason, he or she will be entitled to receive the full retirement benefit, unreduced by the proration for length of participation or the early retirement reduction. With respect to other participants, if their employment is terminated after a change in control, either voluntarily or involuntarily for any reason, they will be entitled to receive their early retirement benefits as of the date of termination calculated by adding an additional five years of participation (up to but not beyond age 65) to the length of their participation proration, but with no reduction for early retirement.

      The SERP is unfunded and all benefits will be paid from the general assets of the Company. Eligibility is limited to a select group of Management or highly compensated employees whose qualified plan benefits are limited by ERISA and the Internal Revenue Code of 1986, as amended. The Compensation Committee has selected George L. Chapman and Raymond W. Braun to participate in the SERP. The following table illustrates, for a range of average compensation, the anticipated annual benefit if the participant retired and chose to receive benefits at age 65 calculated prior to any offset for the Company contributions to the participant’s qualified plan:

Average Compensation	Age 65

$ 500,000	$175,000
$ 600,000	$210,000
$ 700,000	$245,000
$ 800,000	$280,000
$ 900,000	$315,000
$1,000,000	$350,000
$1,100,000	$385,000
$1,200,000	$420,000
$1,300,000	$455,000
$1,400,000	$490,000
      Based on current compensation, ages and years of participation, if Mr. Chapman and Mr. Braun would have elected early retirement at the end of 2005, Mr. Chapman and Mr. Braun would have been eligible for an annual benefit of $95,852 and $0, respectively, prior to any offset from their qualified retirement plan accounts.
Compensation of Directors
      For the 2006 calendar year, each non-employee Director will receive an annual retainer of $45,000 for his or her services, payable in equal quarterly installments. The Chairs of the Audit and Compensation Committees will receive an additional retainer of $10,000 per year and the Chair of the Nominating/Corporate Governance Committee receives an additional retainer of $7,500 per year. If the Board of Directors holds more than four meetings in a year, each Director will receive $1,500 for each meeting attended in excess of four meetings. With respect to the Audit, Compensation, Executive and Nominating/Corporate Governance Committees, if any of these committees holds more than four meetings in a year, each member will receive $1,000 for each meeting attended in excess of four meetings. Mr. Chapman does not receive a retainer or meeting fees.
      The fees paid to all other Directors totaled $307,000 in 2005. Each Director received an annual retainer of $20,000 for his or her services. In addition, each Director received a fee of $1,500 for each Board meeting attended. Members of the Audit, Compensation, Executive and Nominating/Corporate Governance Committees received $1,000 for each meeting attended and members of the Investment and Planning Committees received $1,200 and $1,500, respectively, for each such committee meeting attended. The Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees received an additional retainer of $5,000.
      During 1997, the Company adopted the Stock Plan for Non-Employee Directors. In 2005, each non-employee Director received a grant of restricted stock worth $70,000 under this plan. These restricted stock awards vest in three equal installments on the first three anniversaries of the date of the grant.
      During 2005, the Company adopted the 2005 Long-Term Incentive Plan. Pursuant to this plan, in 2006, each non-employee Director was granted deferred stock units worth $70,000. The deferred stock units are converted into shares of common stock in three equal installments on the first three anniversaries of the date of grant. Recipients of the deferred stock units also are entitled to dividend equivalent rights. The other terms of these awards are set forth in detail in the 2005 Long-Term Incentive Plan and the Form of Deferred Stock Unit Grant Agreement for Non-Employee Directors, which were attached as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2005.

Equity Compensation Plan Information
      The following table sets forth certain information, as of December 31, 2005, concerning shares of common stock authorized for issuance under all of the Company’s equity compensation plans:

(c)
Number of Securities
Remaining Available for
	(a)		(b)	Future Issuance Under
	Number of Securities to		Weighted Average	Equity Compensation Plans
	be Issued Upon Exercise		Exercise Price of	(Excluding Securities
	of Options		Outstanding Options	Reflected in Column (a))

Equity compensation plans approved by stockholders	684,793	(1)	$26.87	2,204,570	(2)
Equity compensation plans not approved by stockholders	None		N/A	None

Totals	684,793	(1)	$26.87	2,204,570	(2)

(1)	This number reflects the options granted under the 1995 Stock Incentive Plan, as amended, the Stock Plan for Non-Employee Directors, as amended, and the 2005 Long-Term Incentive Plan.

(2)	This number reflects the 2,200,000 shares of common stock initially reserved for future issuance under the 2005 Long-Term Incentive Plan, 3,808 shares issued in July 2005 and 8,378 shares withheld to satisfy tax liabilities arising from vesting of awards under the 1995 Stock Incentive Plan that are available for future issuance under the 2005 Long-Term Incentive Plan.
Report of the Compensation Committee
      The Compensation Committee of the Board is responsible for determining the nature and amount of compensation for the Company’s seven Executive Officers. The Committee currently consists of three non-employee Directors, Pier C. Borra, William C. Ballard, Jr. and Jeffrey H. Donahue. During the year ended December 31, 2005, the Compensation Committee of the Board met four times, and also met twice in January 2006.
      The Compensation Committee has developed the Company’s executive compensation program to have a strong pay-for-performance foundation. The Compensation Committee believes that compensation for the Chief Executive Officer and other Executive Officers should be generally competitive with other REITs, in order to retain and attract top management talent, and should be linked to the achievement of the Company’s short and long-term financial and strategic goals. The Compensation Committee utilizes the services of Frederic W. Cook & Co., a nationally recognized executive compensation consulting firm, to assist the Compensation Committee in reviewing and developing the Company’s executive compensation program.
      The Compensation Committee annually assesses the competitiveness of compensation for the Company’s Executive Officers by reviewing competitive market data compiled by the independent consultant from companies within a peer group of REITs focusing on the health care industry, as well as REITs in a variety of asset classes of similar size to the Company. The Company’s compensation philosophy is to target total compensation levels generally to the median of the competitive market. Actual total compensation levels may be above or below the target, based on corporate and individual performance.
      The three key components of the Company’s Executive Officer compensation program are annual base salaries, annual incentive compensation and long-term incentive awards under the Company’s 2005 Long-Term Incentive Plan.
      Base Salaries. The Executive Officers’ base salaries are established in their employment agreements and the Compensation Committee may adjust those base salaries from time to time, as it deems appropriate. For 2006, following discussions with the Chief Executive Officer and the Company’s compensation consultant, the Compensation Committee approved 4% salary increases for the Executive Officers, with larger increases of 10%

for Messrs. Herman, Miller and Estes and Ms. Ibele to recognize significantly expanded responsibilities and to bring their salaries to market competitive levels.
      Annual Incentive Compensation. Annual incentive compensation payments to Executive Officers are based on the achievement of pre-established corporate and individual goals for the performance year. Eighty percent of the annual incentive compensation opportunity for Messrs. Chapman and Braun, and generally 60% of the annual incentive compensation opportunity for the other Executive Officers, are based on objective corporate performance goals. The remainder of each executive’s annual incentive compensation opportunity is based on other pre-established performance factors. With respect to Mr. Herman, 50% of his annual incentive compensation is based on the factors mentioned above and 50% is based on his direct contribution to the investment activity of the Company. For each Executive Officer, a range of earnings opportunity is established at the beginning of the performance period, expressed as percentages of base salary, corresponding to three levels of performance (threshold, target and high performance levels) for the annual cash bonus. In January 2005, the Compensation Committee approved a set of corporate performance goals to be used in setting incentive compensation for Executive Officers. The 2005 corporate performance goals set by the Compensation Committee for the annual incentive program related to: (1) funds available for distribution (FAD) per share (a measure of financial earnings performance for REITs); (2) net real estate investments; and (3) maintenance of credit ratings. The Company’s 2005 performance achieved or exceeded the high performance level for each of these corporate performance measures.
      Long-Term Incentive Compensation. The 2005 Long-Term Incentive Plan is the Company’s primary vehicle for providing long-term incentive compensation to Executive Officers, and is intended to enable the Company to provide its Executive Officers and other key employees with competitive equity-based compensation in order to align Management and stockholder interests, enhance focus on the creation of stockholder value, and support the long-term retention of key contributors. Under the terms of the Company’s 2005 Long-Term Incentive Plan, the Compensation Committee has authority to approve stock option, restricted stock or other equity-based incentive awards to Executive Officers and key employees and to determine the terms of these awards.
      Similar to the annual incentive program, long-term incentive awards for Executive Officers are based on the achievement of pre-established corporate and individual goals for the performance year. For each executive, a range of earnings opportunity, expressed in dollar values, is established at the beginning of the performance period corresponding to three levels of performance (threshold, target, and high performance levels) for long-term incentive compensation. For all Executive Officers, 75% of the value of the long-term incentive compensation award is based on corporate performance goals set by the Compensation Committee for the long-term incentive program, which related to: (1) three-year total stockholder return relative to the three-year NAREIT Index; (2) net real estate investments; and (3) dividend/FAD payout ratio. The remaining 25% of the value of the long-term award is based on a qualitative assessment of individual performance. The Company achieved or exceeded the high performance level for net real estate investments and dividend/FAD payout ratio, but did not achieve the threshold level for relative three-year total stockholder return.
      At its January 2006 meeting, the Compensation Committee approved long-term incentive awards for Executive Officers of the Company. Based on performance relative to the 2005 goals, the Committee approved a specific dollar amount of long-term incentive compensation value for each executive. The Compensation Committee determined that 75% of the value of the long-term incentive compensation earned by each Executive Officer for 2005 should be granted in the form of shares of restricted stock, 12.5% granted as stock options with dividend equivalent rights (“DERs”) and the remaining 12.5% granted as stock options without DERs. DERs entitle the holder to receive a cash payment equal to the dividend paid on a share of the Company’s common stock. Options with DERs are effective long-term incentives and are especially appropriate for a REIT, since they reward total stockholder return, not just share price appreciation. The approved long-term incentive dollar amounts were converted into a number of restricted shares and a number of options with and without DERs, based on the 75%/12.5%/12.5% mix discussed above and the share price at the time of grant. For 2005 performance, the Committee granted 23,894 options with DERs, each valued at $13.50 per share, 98,648 options without DERs, each valued at $3.27 per share, and 58,097 shares of restricted stock, each valued at $36.50 per share, to the Executive Officers. The options and restricted shares vest ratably over five years, and cash payments attributable to DERs will accrue and be paid out only when the corresponding option has vested.

      CEO Compensation. The Compensation Committee increased Mr. Chapman’s annual base salary by 4% from $516,204 to $536,852 effective January 1, 2006. In addition to his base salary, Mr. Chapman was eligible to receive an annual bonus for 2005. Mr. Chapman’s range of bonus earnings opportunity was expressed as a percentage of his annual base salary, with the percentage earned to depend on achievement relative to the performance goals established by the Committee at its January 2005 meeting. Based upon the Company’s achievement of the pre-established corporate annual incentive goals, as well as the achievement of individual goals, Mr. Chapman was awarded an annual bonus of $619,445 (120% of his 2005 annual base salary). Mr. Chapman was also eligible to receive long-term incentive compensation for 2005 based on the achievement of the long-term incentive goals, as outlined above. Based upon the Company’s achievement of the pre-established corporate long-term incentive goals, as well as a qualitative assessment of Mr. Chapman’s individual performance, Mr. Chapman earned $1.2 million in long-term incentive compensation for 2005 performance. In January 2006, Mr. Chapman’s long-term incentive compensation was delivered through grants of 11,111 options with DERs, 45,872 options without DERs and 24,658 shares of restricted stock. The Compensation Committee believes that the amount of Mr. Chapman’s compensation is generally consistent with compensation levels within the health care REIT and broader public REIT sectors and appropriate in view of the Company’s performance in 2005.
      Section 162(m). The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Executive Officers of the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Although the Company does not pay corporate income taxes because it is a real estate investment trust, the Compensation Committee will strive to provide Executive Officers with attractive, well-designed compensation packages that will generally preserve the deductibility of such payments for the Company. Certain types of compensation payments and their deductibility depend upon the timing of an Executive Officer’s vesting or exercise of previously granted rights. Moreover, interpretations of any changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. As mentioned above, however, since the Company does not pay corporate income taxes, the loss of this deduction would not have adverse consequences for the Company. If deductibility becomes an issue, the Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments to Executive Officers and benefits to the extent reasonably practical and to the extent consistent with its other compensation objectives, but reserves the right to make incentive-based awards not exempt from these limits where such awards are appropriate and will not have a material impact on stockholder value.
      The Compensation Committee is committed to maintaining a compensation program that appropriately aligns the Company’s executive compensation with corporate performance and the interests of its stockholders. The Compensation Committee periodically reviews its program in order to make any further changes it considers necessary to achieve such objectives.
Pier C. Borra, Compensation Committee Chair
William C. Ballard, Jr., Compensation Committee Member
Jeffrey H. Donahue, Compensation Committee Member
March 10, 2006
Stockholder Return Performance Presentation
      Set forth below is a line graph comparing the yearly percentage change and the cumulative total stockholder return on the Company’s shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Equity Index. As of March 1, 2006, 152 companies comprised the NAREIT Equity Index. The Index consists of REITs identified by NAREIT as equity (those REITs which have at least 75% of equity investments). Upon written request sent to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, the Company will provide stockholders with the names of the component issuers. The data are based on the closing prices as of December 31 for each of the five years. 2000 equals $100 and dividends are assumed to be reinvested.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

S & P 500	100.00	88.11	68.64	88.33	97.94	102.75

Company	100.00	166.26	200.81	289.05	326.97	311.10

NAREIT Equity	100.00	113.93	118.29	162.21	213.43	239.39

      Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stockholder Return Performance Presentation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended. This information shall not otherwise be deemed filed under such acts.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Executive Loan Program
      Pursuant to the provisions of the Company’s 1995 Stock Incentive Plan, the Company instituted an Executive Loan Program in 1999, pursuant to which the Company made six recourse loans to each of Messrs. Chapman, Braun and Crabtree and Ms. Ibele, Executive Officers of the Company, to assist them with paying taxes related to the vesting of restricted stock awards made under the 1995 Stock Incentive Plan. The Executive Loan Program was discontinued on July 30, 2002 as a result of the passage of the Sarbanes-Oxley Act of 2002. No additional loans will be made to the Executive Officers. The passage of this act did not affect any of the features of the existing loans.
      At March 10, 2006, the balance of the loans made to Messrs. Chapman, Braun and Crabtree and Ms. Ibele were $57,621, $28,965, $9,369 and $11,686, respectively. The highest amount due during 2005 by each of Messrs. Chapman, Braun and Crabtree and Ms. Ibele, was $168,984, $84,484, $26,522 and $35,351, respectively.
      Each loan is evidenced by a promissory note, is secured by a pledge of the shares of the common stock of the Company that vested and gave rise to the tax liability with respect to which the loan was made to the Executive Officer and bears interest at the mid-term applicable federal rate established by the Internal Revenue Service at the time of the loan. The interest rates for the six loans range from 3.94% to 6.21% and interest is payable annually. Each note becomes due and payable five years after the date of the note; however, on each anniversary date of each note, if the Executive Officer continues to be employed by the Company, one-fifth of the original principal amount due under the note is forgiven. If the Executive Officer’s employment is involuntarily terminated for cause before a note is fully paid or if the Executive Officer voluntarily terminates his or her employment with the Company (other than by reason of death, disability or as a result of a change in corporate control) before a note is fully paid, the outstanding balance becomes due and payable in 90 days. The entire outstanding amount due under the note will be forgiven in the event of a change in corporate control in the Company or the death, disability or involuntary termination of the Executive Officer by the Company without cause.
      Finally, if any amounts forgiven are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a gross-up payment to the Executive Officers consistent with the formula set forth in the Executive Officer’s then current employment agreement with respect to excise taxes. In 2005, $176,716 was forgiven pursuant to the terms of the Executive Officers’ existing loans.
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The firm of Ernst & Young LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2005 and has been selected by the Company to serve in such capacity for the year ending December 31, 2006. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company’s inception in 1970. Although the submission of this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2007 because of the difficulty and expense of making a substitution. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Fees for professional services provided by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories, are as follows:

	Year Ended December 31

	2005	2004

Audit Fees	$459,900	$451,400
Audit-Related Fees	1,601	43,609
Tax Fees:
Tax Compliance	218,908	199,927
Tax Planning and Tax Advice	94,239	168,819
All Other Fees	0	0

Totals	$774,648	$863,755
Audit Fees include fees associated with the annual audit, the review of the Company’s quarterly reports on Form 10-Q and services that generally only the independent registered public accounting firm can provide such as comfort letters, consents and assistance with review of documents to be filed with or furnished to the Securities and Exchange Commission. Audit-Related Fees include fees associated with assurance and related services that are traditionally performed by an independent accountant, including advisory services related to readiness for Sarbanes-Oxley Section 404 internal control requirements and consultations concerning financial accounting and reporting standards. Tax Fees include fees for tax compliance and tax planning and tax advice services. Tax compliance involves the preparation of original and amended tax returns, claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from taxing authorities. None of the foregoing fees were paid for services, the sole business purpose of which was tax avoidance, or the tax treatment of which would not be supported by the Internal Revenue Code and related regulations.

      THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of a majority of the shares of voting securities present in person or by proxy at the Annual Meeting will be required for such ratification.
PRE-APPROVAL POLICIES AND PROCEDURES
      The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for the Company by Ernst & Young LLP. At its annual January planning meeting, the Audit Committee gives its prior approval and establishes annual fee limits for the following categories of services that it desires the independent registered public accounting firm to undertake: audit services, audit-related services, tax compliance services and tax planning and tax advice services. Further, particular subcategories of audit-related services, tax compliance services and tax planning and tax advice services, by type of activity, are identified and annual fee estimates specified for each activity. Subcategories of service and annual fee limits may also be specified for subcategories of audit services if desired by the Committee. To the extent that the limits established for any of these categories or subcategories of service are not sufficient, the Audit Committee reviews and approves additional services as necessary or appropriate in advance of the service being provided. All other non-audit services must be pre-approved on an individual engagement basis. If there is any question as to whether a proposed service has been pre-approved, Management and the independent registered public accounting firm together must contact the Audit Committee to obtain clarification or, if necessary, pre-approval.
      All of the audit services, audit-related services, tax compliance services and tax planning and tax advice services provided to the Company by Ernst & Young LLP during the year ended December 31, 2005 were pre-approved by the Audit Committee.
      Where specific Audit Committee approval of services is required, for services with a cost of less than $25,000, the Chair of the Audit Committee may pre-approve the engagement subject to a presentation to the full Audit Committee at its next regularly scheduled meeting. For such services with a cost exceeding $25,000, the full Audit Committee is required to pre-approve the services in advance of the activity.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities this past year, the Committee reviewed the audited financial statements with Management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
      The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards Nos. 89 and 90). In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from Management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with such firm’s independence.
      The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Committee met with such firm, with and without Management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during the year ended December 31, 2005.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.
Sharon M. Oster, Audit Committee Chair
Thomas J. DeRosa, Audit Committee Member
R. Scott Trumbull, Audit Committee Member
March 10, 2006
VOTING PROCEDURES
      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting and will be included in vote totals. Accordingly, abstentions will have the same effect as negative votes. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.
OTHER MATTERS
      Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.
STOCKHOLDERS SHARING THE SAME ADDRESS
      In accordance with a notice sent to stockholders who share a single address, we are sending only one Annual Report and one Notice of Meeting and Proxy Statement to that address unless we receive contrary instructions from any stockholder at that address. This procedure, known as “householding,” is designed to reduce printing costs, mailing costs and fees.
      Stockholders residing at such an address who wish to receive separate copies of the Annual Report or Proxy Statement in the future and stockholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future, should write to the Senior Vice President-Administration and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475 or call (419) 247-2800 to request a change. The Annual Report and Proxy Statement are also available on the Company’s Web site at www.hcreit.com.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2007 ANNUAL MEETING
      The Board of Directors requests that any stockholder proposals intended for inclusion in the Company’s proxy materials for the 2007 Annual Meeting be submitted to Erin C. Ibele, Senior Vice President-Administration and Corporate Secretary of the Company, in writing no later than November 23, 2006. Unless the Company has been given written notice by February 14, 2007 of a stockholder proposal to be presented at the 2007 Annual Meeting other than by means of inclusion in the Company’s proxy materials for the Meeting, persons named in the proxies solicited by the Board of Directors for the Meeting may use their discretionary voting authority to vote against the proposal.

BY THE ORDER OF THE BOARD OF DIRECTORS

Erin C. Ibele
Senior Vice President-Administration and
Corporate Secretary

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE FOLLOWING.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of three Directors for a term of three years:

	01 Pier C. Borra, 02 George L. Chapman and 03 Sharon M. Oster.					3.	With discretionary authority on any other business that may properly come before the meeting or any adjournment thereof.

	FOR ALL ☐	WITHHOLD FOR ALL ☐	To withhold authority to vote for any individual nominee, please write the person’s name in the following space:
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

			FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the fiscal year 2006.		☐	☐	☐	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate or partnership proxies should be signed by an authorized person with the person’s title indicated.

							Dated:	,	2006

							Signature

							Signature if Held Jointly

▲  FOLD AND DETACH HERE  ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/hcn		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY FOR COMMON STOCK

P R O X Y	HEALTH CARE REIT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints George L. Chapman and William C. Ballard, Jr., and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $1.00 par value per share, of Health Care REIT, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 4, 2006, or any adjournments thereof.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

     Returned proxy cards will be voted: (1) as specified on the matters listed; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

(Over)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
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